Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-173853 on Form S-3 of our report dated April 5, 2011, relating to the consolidated financial statements of NeoStem, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of NeoStem, Inc. for the year ended December 31, 2010, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
September 16, 2011